                                                                     EXHIBIT 2.1


                                MERGER AGREEMENT
                                ----------------

     This Merger Agreement (the "Agreement") is made and entered into effective the 6th day of June, 1995 by and among KEVCO, INC., a Texas corporation ("Buyer"), and SERVICE SUPPLY SYSTEMS, INC., a Georgia corporation (the "Company"), joined herein by a wholly-owned subsidiary of Buyer ("Subsidiary") to be organized under Georgia law and which, upon its organization, will join herein;

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Buyer and the Company have heretofore entered into a letter of intent dated March 22, 1995 (the "Letter of Intent") pursuant to which Buyer indicated its intention to acquire all, but not less than all, of the issued and outstanding shares (the "Shares") of common stock, $.10 par value per Share (the "Common Stock") of the Company through a reverse subsidiary merger of the Subsidiary with and into the Company; and

     WHEREAS, the Letter of Intent contemplated that the parties hereto would enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound thereby:

                                   ARTICLE I

                           TERMS OF THE TRANSACTIONS
                           -------------------------

     1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, the Subsidiary will merge with and into the Company (the "Merger") at the Effective Time (as hereinafter defined). The Company shall be the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

     1.2    Effect of Merger.

            (a) The Merger shall become effective at the time (the "Effective Time") the Company and the Subsidiary file Articles of Merger or a Certificate of Merger (in either case, the "Certificate of Merger") with the Secretary of State of Georgia in accordance with the provisions of the Georgia Business Corporation Code (the "Georgia Code"). The Merger shall have the effect set forth in the Georgia Code. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name of and on behalf of either the Company or the Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) In order to effectuate the Merger, the Company and the Subsidiary shall enter into a Plan of Merger in the form attached hereto as Exhibit "A" (the "Plan of Merger"). If required by the Georgia Code, the Plan of Merger shall be filed with the Secretary of State of Georgia.

     1.3    Purchase Price.

            (a) At and as of the Effective Time (a) each Share of Common Stock of the Company (other than any Dissenting Shares) shall be converted into the right to receive an amount in cash equal to $40.46, without interest thereon,
(b) each option to purchase Shares of Common Stock of the Company, whether or not such option shall be exercisable at the Effective Time, shall be converted into an amount in cash equal to the difference between the exercise price for each of such Shares and $40.46, as more fully enumerated on Schedule 1.3 attached hereto, and (c) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Georgia Code (Subparagraphs (a), (b) and (c) being collectively referred to as the "Purchase Price"); provided, however, that the Purchase Price shall be subject to equitable adjustment in the event of any stock dividend, reverse stock split or similar recapitalization; and further provided however that in no event shall the Purchase Price, in the aggregate, exceed $17,000,000.00. No Share of Common Stock of the Company shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 1.3 after the Effective Time. Payment of the Purchase Price shall be subject to applicable withholding and other payroll and employment deductions to the extent required by Applicable Law.

            (b) Immediately after the Effective Time, (i) Buyer will cause the Surviving Corporation to furnish to SouthTrust Bank of Alabama, National Association (the "Escrow Agent") the Purchase Price in cash sufficient in the aggregate for the Escrow Agent to make payment of 90% of the Purchase Price to the holders of all of the outstanding Shares of Common Stock of the Company (other than with respect to any Dissenting Shares) and make payment of 90% of the Purchase Price to the holders of unexercised options equal to the difference between the exercise price with respect to the Shares underlying such unexercised options and $40.46 per Share, and the remaining 10% of the Purchase Price to be placed in escrow as provided in Section 10.6(b) hereof, which payment of the Purchase Price to or for the benefit of the holders of the unexercised options shall be in lieu of any bonus to which such holders may be entitled pursuant to the June 3, 1994 amendment to the Stock Option Plans under which such options were granted, and (ii) Buyer will cause the Escrow Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit "B" to each shareholder of record of outstanding Shares of Common Stock of the Company for each such shareholder of record to use in surrendering the certificates representing his or its Shares of Common Stock of the Company against payment of the Purchase Price. No interest will accrue or be paid to the holder of any outstanding Shares of Common Stock of the Company or to the holder of any unexercised options to purchase Shares of Common Stock. Buyer, at its option, may cause the Escrow Agent to pay over to Surviving Corporation any portion of the Purchase Price (including any earnings thereon) remaining thirty (30) days after the Effective Time. Thereafter, all former shareholders of the Company shall be entitled to look solely to the Surviving Corporation (subject to applicable law) as general creditors thereof with respect to the Purchase Price payable upon surrender of their certificates representing Shares of Common Stock of the Company. Buyer shall be responsible for paying all charges and expenses of the Escrow Agent with respect to investment, distribution and holding of the Purchase Price.

            (c) The portion of the Purchase Price to which each of the Shareholders of the Company shall be entitled, as of the date of this Agreement, is set forth on Schedule 3.2 attached hereto.

     1.4 Transfer of Shares. In order to effectuate the transfer and assignment of the Shares of Common Stock of the Company, pursuant to the Plan of Merger, each Shareholder of record of the Company shall deliver or cause to be delivered to the Surviving Corporation all Shares of Common Stock of the Company owned by such Shareholder of record, but all such Shares shall be deemed canceled in any respect at and as of the Effective Time in accordance with the provisions of the Plan of Merger.

     1.5 No Purchase Price Adjustment. If the aggregate bank debt of the Company (including accrued but unpaid interest thereon) as of the close of business on the last day immediately preceding the Closing Date exceeds $7,500,000.00 (the "Bank Debt Ceiling"), the Buyer may elect not to consummate this Agreement with no liability to Buyer or proceed to close with no reduction in the Purchase Price.

     1.6 Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Shareholders of the Company shall constitute approval of the Escrow Agreement described in Section 10.6(b) hereof and all of the arrangements relating thereto, including without limitation (i) the placement of $1,700,000 in escrow, (ii) the appointment of the persons identified as the Shareholders' Agent in Section 6.14 hereof, and (iii) the authority of the Shareholders' Agent
                 ----
to defend and/or settle any claims for which the Shareholders of the Company may be required to indemnify the Buyer Group pursuant to Sections 10.2 and 10.6(b) hereof. All decisions and actions of the Shareholders' Agent under this Agreement and the Escrow Agreement shall be binding upon all of the Shareholders of the Company.

                                  ARTICLE II

                           CLOSING AND CLOSING DATE
                           ------------------------

     The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Jackson & Walker, L.L.P. on the later of (i) June 30, 1995, or (ii) three (3) Business Days after each of the conditions precedent set forth in Articles VII and VIII have been satisfied or waived, or
(iii) at such other place or on such other date as Buyer and Shareholders' Agent shall agree (the "Closing Date").

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to Buyer and the Subsidiary that:

     3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Company is duly qualified to do business and is in good standing in each jurisdiction identified on Schedule 3.1. The Company is not required to be qualified or licensed to do business in any other jurisdictions where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect.

     3.2    Corporate Authority; Capital Stock.

            (a) The Company has all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted.

            (b) (i) The authorized capital stock of the Company consists of 10,000,000 Shares of Common Stock, 386,340 of which Shares are issued and outstanding and owned of record as set forth on Schedule 3.2 hereto. Each of the Shares of Common Stock of the Company has been duly authorized, is validly issued, fully paid and non-assessable. None of such Shares was issued in violation of any preemptive or other rights of any Shareholder of the Company or any other Person. No Shareholder is a party to any voting trust, proxy, other agreement, understanding or Contract with respect to the voting of any Shares of Common Stock of the Company.

                (ii) The authorized capital stock of Sunbelt consists of 10,000 shares of common stock, $1.00 par value per share ("Sunbelt Common Stock"), 500 of which shares of Sunbelt Common Stock are issued and outstanding and owned by the Company. Each of the outstanding shares of Sunbelt Common Stock has been duly authorized, is validly issued, fully paid and non-assessable. None of such shares of Sunbelt Common Stock was issued in violation of any preemptive or other rights of the Company or of any other Person. The Company is not a party to any voting trust, proxy, other agreement, understanding or Contract with respect to the voting of any shares of Sunbelt Common Stock.

                 (iii) The authorized capital stock of Kingman consists of 1,000 shares of common stock, no par value per share ("Kingman Common Stock"), all of which shares of Kingman Common Stock are issued and outstanding and owned by the Company. Each of the outstanding shares of Kingman Common Stock has been duly authorized, is validly issued, fully paid and non-assessable. None of such shares of Kingman Common Stock was issued in violation of any preemptive or other rights of the Company or any other Person. The Company is not a party to any voting trust, proxy, other agreement, understanding or Contract with respect to the voting of any shares of Kingman Common Stock.

            (c)  (i)    Except as set forth on Schedule 3.2(c), there are no
     outstanding subscriptions, options, warrants, calls, demands, or other Contracts of any kind or nature whatsoever, under which any Shareholder or the Company is or may be obligated to sell or issue to any Person any Shares of Common Stock of the Company or any other securities which are convertible into, or otherwise have a right to subscribe for, any Shares of Common Stock of the Company or other equity securities of the Company.

                 (ii) Except as set forth on Schedule 3.2(c), there are no outstanding subscriptions, options, warrants, call, demands, or other Contracts of any kind or nature whatsoever, under which Sunbelt or the Company is or may be obligated to sell or issue to any Person any shares of Sunbelt Common Stock or any other securities which are convertible into, or otherwise have a right to subscribe for, any shares of Sunbelt Common Stock or other equity securities of Sunbelt.

                 (iii) Except as set forth on Schedule 3.2(c), there are no outstanding subscriptions, options, warrants, call, demands, or other Contracts of any kind or nature whatsoever, under which Kingman or the Company is or may be obligated to sell or issue to any Person any shares of Kingman Common Stock or any other securities which are convertible into, or otherwise have a right to subscribe for, any shares of Kingman Common Stock or other equity securities of Kingman.

            (d) The Company has not violated any applicable federal or state securities law or regulation in connection with the offer, sale or issuance of any of its securities.

     3.3 Constituent Documents. The Company has delivered to Buyer accurate and complete copies of its Articles of Incorporation and Bylaws (certified by the Secretary of State of [Georgia] and the Secretary or an Assistant Secretary of the Company, respectively) as currently in effect. The minute books containing the records of meetings of the Shareholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books, and the stock record books of the Company are accurate and complete.

     3.4 Corporate Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements. The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company except that Company cannot consummate the Merger unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights in general. Except as described on Schedule 3.4 hereto, the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, license or authorization of any Person (except as already obtained).

     3.5 Subsidiaries. Except as set forth on Schedule 3.5, the Company does not control directly or indirectly, or have any direct or indirect equity participation, in any Person.

     3.6 Non-Contravention. Except as set forth on Schedule 3.6, the execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a violation of any provision of, the charter or bylaws of the Company, (ii) conflict with, or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which the Company is a party or by which the Company, its business, or any of its owned or leased assets (the "Assets") may be bound, (iii) conflict with or result in a violation of any provision of any shareholders agreement, voting agreement, voting trust agreement, stock pledge agreement, loan agreement or other Contract by which the Company or any of the Shareholders may be bound or the Shares of Common Stock of the Company, Sunbelt Common Stock and/or Kingman Common Stock are subject or may be affected, (iv) result in the creation or imposition of any Encumbrance upon any of the Shares of Common Stock of the Company, Sunbelt Common Stock or Kingman Common Stock, or (v) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law.

     3.7 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company in connection with the execution, delivery, or performance by Company of this Agreement or the consummation of the transactions contemplated hereby, other than as set forth on
Schedule 3.7.

     3.8       Financial Statements.

               (a) The Company has delivered to Buyer accurate and complete copies of (i) the Company's audited Balance Sheets as of December 31, 1993 and 1994 and the related audited Statements of Income and Retained Earnings and Statements of Cash Flow for each of the years then ended, and the notes and schedules thereto, together with the unqualified reports thereon of Charles F. Rumsey, P.C., independent certified public accountants (the "Audited Financial Statements"), and (ii) the Company's unaudited Balance Sheet as of March 31, 1995 (the "Latest Balance Sheet"), and the related unaudited Income Statement for the three-month period then ended (the "Unaudited Financial Statements"), certified by the Company's chief financial officer (the financial statements referred to in (i) and (ii) being collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company in conformity with GAAP, except for LIFO adjustments to the inventory in the Unaudited Financial Statements, applied on a basis consistent with preceding years throughout the periods involved, and (iii) fairly present the Company's financial position as of the respective dates thereof and its results of operations, retained earnings and cash flows for the periods then ended. True and correct copies of the Financial Statements are attached hereto as Exhibit "C".

               (b) The Company has delivered to Buyer copies of the financial statements for the Company attached hereto as Schedule 3.8(b) (the "Projected Financial Statements"). The Projected Financial Statements have been prepared by the Company in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate and represent, to the best knowledge and belief of the Company, reasonable forecasts as to the future operations and financial performance of the Company; provided, however, such Projected Financial Statements do not constitute any representation or warranty, express or implied, as to the future performance of the Company.

     3.9 Liabilities. Except as expressly set forth on Schedule 3.9, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due) which might, individually or in the aggregate, subsequent to the Closing reasonably be expected to have a Material Adverse Effect on the business, assets, results of operations, conditions (financial or otherwise), or prospects of the business of the Company, or the ownership or operation of its Assets or any material portion thereof.

     3.10 Accounts Receivable. All accounts receivable relating to the Company reflected on the Latest Balance Sheet, and all accounts receivable of the Company arising subsequent to the date of the Latest Balance Sheet, have arisen in the ordinary course of the Company's business. All items that are required by GAAP to be reflected as accounts receivable on the Latest Balance Sheet are or will be so reflected and any reserve accounts relating thereto have been established in accordance with GAAP. All such accounts receivable have been collected or are (or will be) current and, to the best knowledge and belief of the Company, collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice) as carried (or to be carried) on the Latest Balance Sheet or Unaudited Financial Statements and, to the best knowledge and belief of the Company, are not subject to any counterclaims or set-offs. The allowance for doubtful accounts reflected on the Latest Balance Sheet and on the books of the Company is reasonable in light of historical data and other relevant information.

     3.11 Inventory. The materials, supplies and work-in-process included in the inventory of the Company as set forth on the Latest Balance Sheet were, and the current inventory of the Company is, and at the Closing will be, as the case may be, (a) substantially equivalent in quality and quantity to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory in the past; (b) suitable for the manufacture and distribution of the Company's products in a manner substantially equivalent in quality to that achieved generally by its business in the past and (c) of good and merchantable quality and is salable in the ordinary course of business, subject to any reserves with respect to such inventories set forth in the Latest Balance Sheet or, for inventory not existing as of the Latest Balance Sheet date, on the books and records of the Company. The amounts shown for inventories on the Latest Balance Sheet were, and the amounts shown for inventories subsequently acquired on the Company's books and records will be, determined in accordance with the valuation principles set forth on Schedule
3.11. The value of obsolete, damaged or excess inventory and of inventory below standard quality has been written down to net realizable value on the Latest Balance Sheet, or for inventory not existing on the Latest Balance Sheet, will be so written down on the Unaudited Financial Statements or adequate reserves have been or will be provided therefor, and the value of the inventories carried reflect or will reflect LIFO valuation in accordance with GAAP or in the case of Sunbelt, FIFO valuation in accordance with GAAP.

     3.12    Real Property.

             (a) Owned Real Property. Schedule 3.12(a) lists all real property owned by the Company (the "Owned Real Property"). The Company's title to the Owned Real Property and improvements thereon and any Encumbrances thereon is as set forth on Schedule 3.12(a). None of the Owned Real Property is subject to any right or option of any other Person to purchase or otherwise obtain title to such property.

             (b) Lease Obligations. Schedule 3.12(b) contains a list of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments thereto (the "Leases"), with respect to (i) all real property leased by the Company (as lessee and including those in the names of nominees or other entities) and used or occupied in connection with the Company's business (the "Leased Property"), and (ii) all real property leased or subleased by the Company, as lessor or sublessor, to third parties. Except as identified on
Schedule 3.12(b), true, complete and accurate copies of the Leases have been delivered to Buyer, and each of such Leases is in full force and effect without modification or amendment from the form delivered. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Buyer with the corresponding Lease. Except as identified on Schedule 3.12(b), the assignment of the Leases do not require the consent or approval of the other party to the Leases. Neither the Company nor any of the other parties to the Leases, is in default under any of the Leases, and no material amount due under the Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to the Leases, and no default has occurred which with the giving of notice or with the passage of time, or both, would constitute a default thereunder.

             (c) No Violations of Laws. Except as set forth on Schedule 3.12(c):
(i) the Company has not received any notice of any violation of any Applicable Laws (including, without limitation, the Americans With Disabilities Act) in respect of the Owned Real Property or Leased Property, which has not been heretofore remedied, and to the best knowledge and belief of the Company, there does not exist any such violations which, individually or in combination with any others, materially and adversely affects the ability of the Company to use the affected parcel of Owned Real Property or Leased Property in the manner and scope in which it is now being used or operated; (ii) the Company has not received any notice nor does it have any knowledge that any operations on or uses of the Owned Real Property and Leased Property constitute non-conforming uses under any Applicable Laws; and (iii) the Company does not have any knowledge nor has it received any notice of any pending, threatened or contemplated rezoning proceeding affecting the Owned Real Property or Leased Property.

             (d) Insurance Notices. Except as set forth in Schedule 3.12(d), the Company has not received any notice from any insurance carrier regarding defects or inadequacies in the Owned Real Property or Leased Property, which, if not corrected, would result in termination of the Company's insurance coverage therefor or an increase in the cost thereof.

             (e) Eminent Domain. Except as set forth on Schedule 3.12(e), there is no pending or, to the knowledge of the Company, threatened: (i) condemnation of any part of the Owned Real Property or the Leased Property by any Governmental Entity; (ii) assessment against any part of the Owned Real Property or the Leased Property; or (iii) litigation against the Company for breach of any restrictive covenant affecting any part of the Owned Real Property or Leased Property.

             (f) Condition. The Company's Owned Real Property and Leased Property has been maintained in accordance with normal industry practice and in accordance with any leases or Contracts with respect thereto and is in good operating condition and repair (subject to normal wear and tear).

             (g) Title Information. The Company has delivered to Buyer accurate and complete copies of all title insurance policies, title reports, other title documents, surveys, certificates of occupancy and Permits in the possession of the Company relating to the Owned Real Property or Leased Property or any of the buildings, improvements or fixtures situated thereon.

     3.13    Personal Property.

             (a) Schedule 3.13 contains a list of the Company's material owned or leased personal property as of the date hereof. The Company owns outright and has good and marketable title to all its personal property subject to no Lien except as set forth on Schedule 3.13(a), or if leased by the Company, in each case under valid and enforceable leases.

             (b) The Company's personal property: (i) in the aggregate is adequate to conduct its business in substantially the manner currently conducted; (ii) is suitable for the purposes for which it is currently used; and
(iii) is free from material defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

             (c) Set forth on Schedule 3.13(c) is a list and brief description, including but not limited to cancellation terms and annual lease payment terms, of each personal property lease under which the Company is the lessee of personal property used in connection with the operation of its business (the "Personalty Leases"). The Company has been in peaceable possession of the property covered by each such Personalty Lease since the commencement of the original term of such Personalty Lease. The Company is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company under, any of such Personalty Leases except where such breach, default or event would not reasonably be expected to have a Material Adverse Effect on the business, assets or prospects of the Company's business or the use or operation of such leased personal property or any material portion thereof; and the Company has not received any notice from, or given any notice to, any lessor indicating that the Company or such lessor is in breach of or in default under any of such Personalty Leases.

     3.14 Absence of Certain Changes. Except as disclosed on Schedule 3.14, since the date of its Audited Financial Statements (i) there has not been any change in, or an event or condition that might reasonably be expected to result in any change in, the business, assets, or prospects of the Company's business or the ownership or operation of the Company's Assets or any material portion thereof that would have a Material Adverse Effect; (ii) the Company's business has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not, in respect of its business, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any material loss, damage, destruction, or other casualty to any of its Assets (whether or not covered by insurance); and (v) the Company has not, in respect of its business, taken any of the actions set forth in Section 5.2 except as permitted thereunder. Without limiting the generality of the foregoing, since January 1, 1995: (i) the Company has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than for fair consideration in the ordinary course of its business; (ii) the Company has not entered into any contract, lease, sub-lease, license or sub-license (or series of related contracts, leases, sub-leases, license and sub-licenses) either involving more than $5,000.00 or other than in the ordinary course of its business; (iii) no Person, including the Company, has accelerated, terminated, modified or cancelled any Contract, lease, sub-lease, license or sub-license (or series of related Contracts, leases, sub-leases, licenses and sub-licenses) involving more than $5,000.00 to which the Company is a party or by which it may be bound; (iv) the Company has not permitted or allowed to be imposed upon any of its Assets, tangible or intangible, any Lien;
(v) the Company has not made any capital expenditures (or series of related capital expenditures) involving more than $100,000 in the aggregate; (vi) the Company has not made any capital investment in, any loan to, or any acquisition of, the securities or assets of any other Person (or series of related capital investments, loans, or acquisitions); (vii) the Company has not created, incurred, assumed or guaranteed any Indebtedness (including capitalized lease obligations); (viii) the Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities or obligations;
(ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $5,000.00;
(x) other than a dividend declared on March 3, 1995 in the amount of $.50 per Share, the Company has not declared, set aside or paid any dividend or distribution with respect to any of its equity securities or redeemed, purchased or otherwise acquired any of its equity securities; (xi) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its property exceeding $5,000.00 as to any one occurrence or $25,000.00 in the aggregate; (xii) the Company has not made any loan to, or entered into any transaction with, any of its directors, officers, or employees giving rise to any claim or right on its part against such Person or on the part of such Person against it; (xiii) the Company has not entered into any employment contracts or collective bargaining agreements, written or oral, or modified the terms of any existing such contracts or agreements; (xiv) the Company has not granted any increase in the base compensation of any of its directors, officers or employees; (xv) the Company has not adopted any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life or other insurance, severance or other plan, contract or commitment for any of its directors, officers, or employees or modified or terminated any existing such plan, contract or commitment; (xvi) the Company has not made any other change in employment terms for any of its directors, officers or employees; (xvii) the Company has not suffered any shortages of materials or supplies or any casualty that has had, or will have, a Material Adverse Effect; (xviii) the Company has not made or pledged to make any charitable or other capital contribution other than in the ordinary course of business consistent with past business practices; (xix) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company; and (xx) the Company has not committed to any of the foregoing.

     3.15 Compliance With Laws. Except as set forth on Schedule 3.15, the Company has complied in all material respects with all Applicable Laws relating to the ownership or operation of its Assets or the operation of its business, except for noncompliance with such Applicable Laws which, individually or in the aggregate, the Company does not expect, and would not reasonably be expected, to have a Material Adverse Effect upon the business, Assets, or prospects of the Company's business or any material portion thereof, and the Company has not received any written notice which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the knowledge of the Company, threatened with, or, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of its Assets or the operation of its business. The Company has not made any illegal payment to officers or employees of any Governmental Entity or to customers or suppliers engaged in any other illegal reciprocal practices or illegally given any consideration to purchasing agents or other representatives of customers with respect to sales made or to be made by the Company and no notification has been received by the Company alleging any violation of any of the foregoing.

     3.16 Permits. Schedule 3.16 sets forth a list of each Permit that is material to or necessary for the conduct of the Company's business or the ownership or use of its Assets as currently or currently proposed to be conducted, owned and used by the Company, the date such Permits were obtained, the date of renewals thereof and the status of each Permit. All Permits included on Schedule 3.16, except as noted therein, are in full force and effect and no

Proceeding is pending or threatened, to revoke or limit any such Permit.
Schedule 3.16 sets forth a list of those Permits (i) which are necessary for the conduct of the business after the Closing Date, and which are non-assignable,
(ii) which will terminate or (iii) which must otherwise be amended upon the consummation of the transactions contemplated by this Agreement.

     3.17 Affiliate Agreements. Except as set forth on Schedule 3.17, there are no material written or oral Contracts between the Company and its Affiliates in connection with its business, including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Affiliate, or by any such Affiliate to the Company. Other than in the ordinary course of business and except as set forth on Schedule 3.17, since December 31, 1994 (a) there have been, (b) prior to the Closing Date there will be, and (c) after the Closing Date there will be, no transactions, agreements or arrangements between the Company and (i) any Affiliate of the Company, (ii) any director or officer of an Affiliate of a Shareholder or (iii) any member of the immediate family of any individual described in clause (i) or (ii) of this sentence.

     3.18 Contracts. Schedule 3.18 hereto lists all of the Contracts, both oral and written, which are material to the conduct, operations and prospects of the Company's business as a whole. Except as set forth on Schedule 3.18, the Company is not a party to or bound by any written: (i) mortgage, indenture, note, or installment obligation, or other instrument for or relating to Indebtedness; (ii) guaranty of any obligation for borrowings or performance, or guaranty or warranty of products or services; (iii) agreement or arrangement for the sale or lease of any amount of its Assets other than in the usual, regular, and ordinary course of business; (iv) agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $5,000; (v) Contracts pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of business, assets, or stock of other companies; (vi) distribution, dealerships, representative, broker, sales agency, or advertising Contract excepting any such Contract that is terminable at will, or by giving notice of 30 days or less, without liability; (vii) lease or other agreement for the use of personal property with rent in excess of $5,000.00 per year; (viii) agreement imposing non-competition or exclusive dealing obligations on the Company; (ix) Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts; (x) Contract for the employment of any stockholder, director, officer, consultant or employee not terminable without penalty or liability arising from such termination, or (xi) Contract, arrangement or commitment not made in the ordinary course of business, including but not limited to any outstanding indemnity arrangement in connection with the sale of all or a portion of a business, excluding any Contract relating to the provision of confidential information in connection with the subject matter of this Agreement. Each Contract is valid, binding and enforceable against the Company and other parties thereto in accordance with its terms, and in full force and effect. The Company has performed in all material respects all obligations required to be performed by it to date under each of the Contracts, and to the extent all obligations have not been performed under a Contract, the failure to perform such obligations does not (with the giving of notice or the passage of time, or both) constitute an event of default under such Contract or give rise to a right of the other party to such Contract to cancel same. Except as set forth in Schedule 3.18, neither the Company nor any other party thereto is in material default under any Contracts to which the Company is a party or by which it is bound or to which its business or Assets are subject. The Company has delivered to the Buyer a copy of each Contract or other written evidence of the obligations, and all amendments thereto, listed in Schedule 3.18, except to the extent otherwise noted thereon.

     3.19 Intellectual Property. Schedule 3.19 contains a list of all material Intellectual Property in which the Company has any right, title or interest or which has been used in connection with, or which relates to, its business. Except as set forth in Schedule 3.19, the Company either owns or has the right to use by license, sublicense, agreement, or permission all of the Intellectual Property set forth on Schedule 3.19. Except as otherwise set forth in Schedule 3.19, the Company has not granted a license, nor reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property of the Company used in connection with the conduct of its business, and there has been no assertion thereof by any Person. To the knowledge of the Company, there is no infringement or other adverse claim against the rights of the Company with respect to any of the Intellectual Property used or owned by the Company in connection with the conduct of its business. Schedule 3.19 lists separately the Company's trademarks and trade names which are material to the conduct of its business (the "Material Trademarks and Trade Names"). The Company has not been charged with, nor, to the knowledge of the Company, is it threatened to be charged with, nor is there any Basis for any charge of, with respect to its Material Trademarks and Trade Names, the infringement or other violation of the intellectual property rights of any other Person. In connection with the conduct of its business, the Company, with respect to its Material Trademarks and Trade Names, has not infringed, nor is it infringing, any intellectual property right of any other Person.

     3.20      Labor Relations.

               (a) Except as set forth on Schedule 3.20, the Company is not a party to any collective bargaining agreement. Except as set forth on Schedule 3.20, there are no controversies or unfair labor practice proceedings pending or, to the knowledge of the Company, threatened between the Company and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employee of the Company that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. Except as set forth on Schedule 3.20, no organizational effort is presently being made or, to the knowledge of the Company, threatened by or on behalf of any labor union with respect to employees of the Company. To the knowledge of the Company, no executive, key employee or group of employees of the Company has any plan to terminate employment with the Company.

               (b) The Company is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of the employees of its business and is not, in respect of its business or the employees thereof, engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the knowledge of the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Company's business.

     3.21      Employee Benefits.

               (a) Employee Benefit Plans. Schedule 3.21 lists all Employee Benefit Plans whether or not covered by ERISA, and, to the extent covering any employee, any executive compensation arrangement, change in control agreement or severance plan or arrangement that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company. For each such Employee Benefit Plan, the Company has delivered to Buyer, where applicable, (a) the most recent annual report, (b) the most recent annual and periodic accounting of plan assets, (c) the most recent determination letter received from the IRS and (d) the most recent actuarial valuation.

               (b) Multi-Employer Plans. The Company has no current obligation to contribute to any Multi-Employer Plan for the benefit of any current or former employee of the Company.

               (c) Documents. The Company has delivered to Buyer complete and accurate copies of all plans or summary plan descriptions for each Employee Benefit Plan listed on Schedule 3.21.

               (d) Continuation Coverage. With respect to each Employee Welfare Benefit Plan listed on Schedule 3.21, the Company or an Affiliate has complied with the requirements of Code Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

               (e) Liabilities. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Benefit Plan. The fair market value of the assets held with respect to each Employee Benefit

Plan which is an Employee Pension Benefit Plan exceeds the actuarially determined present value of all benefit liabilities accrued thereunder (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any Affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and each of its Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a Lien against any of the Company's Assets. Nothing done or omitted to be done and no transaction or holding of any Asset under or in connection with any Employee Benefit Plan has or will make the Company or any director or officer of the Company subject to any liability under ERISA or any liability for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect on the business, Assets, or prospects of the Company's business or the ownership or operation of the Assets or any material portion thereof. There are no pending, or to the knowledge of the Company, threatened claims by, or on behalf of the Employee Benefit Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in any material liability on the part of the Company, its officers or directors, or such Employee Benefit Plans, under ERISA or any other Applicable Law and, to the knowledge of the Company, there is no Basis for any such claim.

     3.22      Insurance.

                    (a) Schedule 3.22(a) sets forth a list of all material insurance policies providing coverage for the properties or operations of the Company's business, the type and amount of coverage, and the expiration dates of the policies. Such current policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. The Company has not received notice from any insurance carrier: (i) threatening a suspension, revocation, modification, or cancellation of any insurance policy or a material increase in any premium in connection therewith, or (ii) informing the Company that any coverage listed on Schedule 3.22(a) will not or may not be available in the future on substantially the same terms as now in effect.

                    (b) Set forth on Schedule 3.22(b) is a list of the aggregate claims and all individual claims with respect to product liability relating to the Company's business in the last five (5) years. Except as set forth on Schedule 3.22(b), there is no claim by the Company pending under any of the policies listed in Schedule 3.22(b) hereto as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

                    (c) The Company has not been refused any insurance with respect to its Assets or its business by any insurance carrier to which the Company has applied for any such insurance or with which the Company has maintained insurance during the preceding three years with the reason for such refusal arising as a result of the operations of the Company's business.

     3.23 Litigation. Except as set forth on Schedule 3.23, there are no actions, causes of action, claims, suits, or Proceedings pending or, to the knowledge of the Company, threatened against the Company or affecting the operation by the Company of its business at law, in equity, or before or by any Governmental Entity, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3.23, the Company is not subject to, or in default with respect to, any order, writ, injunction, or decree of any Governmental Agency.

     3.24 Environmental Matters. Except as set forth on Schedule 3.24 or in the reports of Faircloth & Marbury, and Marbury Associates, Inc., Albany, Georgia, copies of which have been delivered to Buyer, or as reflected on the Latest Balance Sheet: (i) the Company is, to the best of its knowledge, in compliance in all material respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of the Assets, pertaining to health, safety, the environment, Hazardous Materials, and otherwise in connection with the conduct of its business; (ii) the Company has, to the best of its knowledge, no material liability, whether contingent or otherwise, under any Environmental Law with respect to its operations or properties; (iii) no notices of violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of the Company have been received by the Company since January 1, 1980; (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders, or judgments outstanding, or any Proceedings pending or, to the knowledge of the Shareholders and the officers and directors of the Company (and the employees of the Company having responsibility for such matters), threatened, relating to compliance with or liability under any Environmental Law affecting the Company which matters, if decided adversely to the Company, could have a Material Adverse Effect; (v) there are no underground storage tanks on any owned or leased real property, or asbestos containing materials on or in the improvements or fixtures located thereon; (vi) the Company has obtained or applied for all Permits required under any Environmental Law for the conduct of its business or related to any of its owned or leased real property, or improvements or equipment located thereon; (vii) the Company has neither expressly nor by operation of law, assumed or undertaken any liability, including without limitation any obligation for Costs of Remediation of any other Person; (viii) neither the Company, any officer or director nor any employee of the Company having responsibility for such matters has any knowledge of any other Person who has caused any Release or threatened Release of any Hazardous Material on or from any owned or leased real property or any real property at or to which the Company disposed, transported, treated or arranged to dispose of Hazardous Materials prior to the Closing Date; and (ix) except as set forth on Schedule 3.24, the Company is not required to give notice of or record or deliver to any Governmental Entity an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

     3.25      Tax Matters.

               (a) Tax Returns. All returns (including information returns) and reports, including all schedules or attachments thereto, required by the United States or any state or any political subdivision thereof or any foreign jurisdiction to be filed by the Company or by any Affiliated, consolidated, or combined group of corporations of which the Company is a member, have been timely filed (collectively, the "Tax Returns"). All information provided in such Tax Returns is true, complete and accurate in all material respects. All Taxes owed by the Company by law or pursuant to any Tax sharing agreement (whether or not shown on any Tax Return and whether or not assessed) have been paid or a full reserve has been made for such Taxes on the books and records of the Company, including the Latest Balance Sheet. Except as set forth on Schedule 3.25(a), neither the Company nor any subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Company has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries do not file Tax Returns that they are or may be subject to taxation by such jurisdiction. There is no Lien affecting any of the Assets that arose in connection with any failure or alleged failure to pay any Tax.

               (b) Payments. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or any other Person.

               (c) Additional Taxes. The Company does not expect any Governmental Entity to assess any amount of additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of the Company either claimed or raised by any authority in writing or as to which the Company has knowledge based upon direct inquiry by any agent of such authority. Except as described in Schedule 3.25(c), no tax deficiency or delinquency has been asserted against the Company; there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company that, to the knowledge of the Company, could be asserted by any authority. Schedule 3.25(c) lists all federal and state income Tax returns of the Company, and any Affiliated, consolidated, or combined group of corporations of which the Company is a member, for taxable periods ended on or after January 1, 1990, indicates those Tax returns that have been audited and indicates those tax returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company, and any Affiliated, consolidated, combined, or group of corporations of which the

Company is a member for any taxable period ended on or after January 1, 1990. The Company has not violated any federal, state, local or foreign Tax law except where such violation would not have a Material Adverse Effect on the property, business or financial condition of the Company.

                    (d) Waivers. Except as set forth on Schedule 3.25(d), no Person has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency affecting the liability of the Company for Taxes.

                    (e) Tax Liability in Financial Statements. The liabilities for Taxes (including deferred taxes) shown in the Financial Statements are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing Tax liabilities in the Company's most recently completed tax year.

                    (f) Safe Harbor Lease. None of the assets of the Company constitute property that Buyer, or any Affiliate of Buyer, will be required to treat as being owned by another Person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                    (g) Tax Exempt Entity. None of the Assets of the Company are or will be subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                    (h) Other Tax Matters. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is
            ===
not a party to any agreement that under certain circumstances could obligate it to make any payments that would be disallowed under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a foreign person as such term is referred to in Section 1445(f)(3) of the Code. The Company does not own any interests in any entity that is characterized as a partnership under the Code. There are no outstanding requests for rulings with any taxing or revenue authority that would effect the operations of the Company.

     (i) Tax Information. Schedule 3.25(i) sets forth the following information with respect to the Company (or, in the case of clause (A) below, with respect to the Company's subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the stock of each of its subsidiaries (or the amount of any Excess Loss Account as defined in Treasury Regulation Section 1.1502.19; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its subsidiaries; and (C) the amount of any deferred gain or loss allocable to the Company or any of its subsidiaries arising out of any Deferred Intercompany Transaction as defined in Treasury Regulation Section 1.1502-13.

     3.26 Brokers. Except for Rauscher Pierce Refsnes, Inc. and Kenneth T. White, Jr., whose fees shall be paid by Buyer, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company's business or Buyer for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Company.

     3.27 Customers and Suppliers. Schedule 3.27 sets forth a complete and correct list of (a) the 25 largest customers by aggregate dollar net sales of the Company during the Company's last full fiscal year, and (b) the 25 largest suppliers by dollar volume of the Company and the aggregate dollar volume of purchases by the Company for such fiscal year. Except as set forth on Schedule 3.27, none of such customers or suppliers has, or to the knowledge of the Company, intends to, terminate or change significantly its relationship with the Company's business.

     3.28 Product Liability. Except as disclosed in Schedule 3.28, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, Proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Entity against or involving any product, substance or material (collectively, a "Product"), or claims or lawsuits by any Person involving the same or similar Product manufactured, produced, distributed or sold by or on behalf of the Company which is pending or, to the knowledge of the Company, threatened, resulting from a defect or alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Company, or any failure or alleged failure to warn, or from any breach or alleged breach of implied warranties or representations, (ii) to the knowledge of the Company, for the past five (5) years, there has been no Basis for any such claim, and (iii) there has not been, nor is there under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning (collectively, recalls, reworks, retrofits and post-sale warnings are referred to in this Agreement as "Recalls") conducted by or on behalf of the Company or any Recall conducted by or on behalf of any entity as a result of any defect or alleged defect in any Product supplied by the Company.

     3.29 Product Warranty. Each Product manufactured, sold, leased or delivered by the Company has been in conformity with all applicable contractual commitments, all Applicable Laws, and all express and implied warranties, and, to the knowledge of the

Company, the Company has no liability (and there is no Basis) for any present or future charge, complaint, action, suit, Proceeding, hearing, investigation, claim or demand giving rise to any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve product warranty claims set forth on the Latest Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past customs and practices of the Company. No Product manufactured, sold, leased or delivered by any of the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or purchase.
Schedule 3.29 includes copies of the standard terms and conditions of sale or lease for the Company as well as all applicable guaranty, warranty and indemnity provisions.

     3.30 Capital Expenditures. Schedule 3.30 sets forth a complete and correct list of all capital expenditures, purchases of equipment and maintenance expenditures, in excess of $100,000.00, with respect to the Company's business
(a) undertaken (i) for the past four (4) fiscal years and (ii) from the period from January 1, 1995 through the date of the Latest Balance Sheet, and (b) undertaken, planned or committed since the date of the Latest Balance Sheet.

     3.31 Employees. Set forth on Schedule 3.31 is a list of the name, social security number, and dates of employment by the Company of each employee of its business as of April 1, 1995, together with a description of the position for each employee whose annual compensation exceeds $50,000 and the total amounts of salary, bonuses, and other compensation paid or payable by the Company to each such employee for the current fiscal year and the immediately preceding fiscal year.

     3.32 Financial Requirements. Set forth on Schedule 3.32 is a list and brief description of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to Governmental Entities for the continued ownership and operation of the Assets and the operation of the Company's business.

     3.33 Books and Records. All the books and records of the Company relating to the Assets or the Company's business, including all personnel files, employee data, and other materials relating to employees of its business, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and in the case of the books of account, have been prepared and maintained in accordance with GAAP consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, Assets, and liabilities of the Company with respect to its business.

     3.34 Disclosure. No representation or warranty made by the Company in this Agreement, and no statement of the Company contained in any document, certificate, or other writing furnished or to be furnished by the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Company knows of no matter which has not been disclosed to Buyer pursuant to this Agreement which would reasonably be expected to affect materially and adversely, or, so far as the Company can now reasonably foresee, will materially and adversely affect, the business, Assets, results of operations, condition (financial or otherwise), or prospects of the Company's business or the ownership or operation of the Company's Assets or any material portion thereof or the ability of the Company to consummate the transactions contemplated hereby.

     3.35 Other Claims. There are no suits, claims, actions, Proceedings or investigations, whether actual, pending, asserted, or to the knowledge of the Company, threatened, against or affecting the Company or the Shares of Common Stock of the Company, or to which the Company is or might become a party, which would or might have a Material Adverse Effect upon any representation or warranty made by the Company herein. To the knowledge of the Company, there is no overtly threatened or pending litigation, contractually assumed obligations or other unasserted possible claims or assessments affecting or relating to the Company or the Shares of Common Stock of the Company except as set forth on
Schedule 3.35.

     3.36 Insolvency. To the knowledge of the Company, no insolvency or any other Proceedings of any character including, but without limitation, bankruptcy, reorganization, composition or arrangement with creditors, whether voluntary or involuntary, involving any Shareholder or the Shares of Common Stock of the Company is pending or threatened. To the knowledge of the Company, no Shareholder has taken any action in contemplation of, or which would constitute the Basis for, the institution of any such proceedings.

     3.37 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to the Company that:

     4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. At Closing, Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and will have all requisite power and authority to own, lease and operate its properties and to carry on its business as will be conducted by it.

     4.2 Qualifications. Buyer is duly qualified or licensed to do business and is in good standing in all of the jurisdictions in which the conduct of Buyer's business or the ownership or leasing of its property requires qualification or licensing except those jurisdictions in which the failure to be qualified or licensed would not have a Material Adverse Effect. At Closing, Subsidiary will be duly qualified or licensed to do business and will be in good standing in each jurisdiction where the ownership or leasing of its property requires qualification or licensing, except those jurisdictions in which the failure to be so qualified or licensed would not have a Material Adverse Effect.

     4.3 Articles of Incorporation and Bylaws. Buyer has delivered to the Company accurate and complete copies of the Articles of Incorporation and Bylaws of Buyer as currently in effect. Prior to Closing, Buyer will deliver to the Company accurate and complete copies of the Articles of Incorporation and Bylaws of the Subsidiary to be adopted as the Articles of Incorporation and Bylaws of Subsidiary as of the time of Closing.

     4.4 Authority Relative to This Agreement. Buyer has, and Subsidiary will have at Closing, full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer and Subsidiary of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary action of Buyer and prior to Closing will have been duly authorized by all necessary action of Subsidiary. This Agreement has been duly executed and delivered by Buyer and prior to Closing will be duly executed and delivered by Subsidiary and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer or Subsidiary in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Buyer and Subsidiary and (assuming due authorization, execution and delivery by the other party or parties thereto) constitutes, or when executed and delivered by Buyer or Subsidiary will constitute, a valid and legally binding obligation of Buyer and Subsidiary, enforceable against Buyer and Subsidiary in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     4.5 Non-contravention. Other than as set forth on Schedule 4.5, the execution, delivery, and performance by Buyer and Subsidiary of this Agreement and the consummation by each of them of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws of Buyer or Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer or Subsidiary is a party or by which Buyer or Subsidiary or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer or Subsidiary, or (iv) assuming compliance with the matters referred to in
Section 4.6, violate any Applicable Law binding upon Buyer and Subsidiary, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer or Subsidiary considered as a whole or on the ability of Buyer to consummate the transactions contemplated hereby.

     4.6 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer or Subsidiary in connection with the execution, delivery, or performance by Buyer of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) as set forth on Schedule 4.6; and (ii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer and Subsidiary considered as a whole or on the ability of Buyer or Subsidiary to consummate the transactions contemplated hereby.

     4.7 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     4.8 Brokerage Fees. Neither Buyer nor any of its Affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby (other than Rauscher Pierce Refsnes, Inc. or Kenneth T. White, Jr). Buyer shall indemnify and hold harmless the Company and the Shareholders from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyer or any of its affiliates.

     4.9 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

     4.10 Buyer Financial Statements. Buyer has delivered to the Company accurate and complete copies of (i) Buyer's audited Balance Sheets as of December 31, 1993, and 1994 and the related audited Statements of Income and Retained Earnings and Statements of Cash Flow for each of the year's then ended, and the notes and schedules thereto, together with the unqualified reports thereon of Rylander, Clay & Opitz, L.L.P., independent certified public accountants (the "Buyer's Audited Financial Statements"), and (ii) Buyer's Unaudited Balance Sheet as of March 31, 1995 ("Buyer's Latest Balance Sheet"), and the related Unaudited Income Statement for the three month period then ended ("Buyer's Unaudited Financial Statements"), certified by Buyer's Controller (the financial statements referred to in (i) and (ii) being collectively, "Buyer's Financial Statements"). Buyer's Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Buyer in conformity with GAAP, except for LIFO adjustments to the inventory in the Buyer's Unaudited Financial Statements, applied on a basis consistent with preceding years throughout the period involved, and (iii) fairly present Buyer's financial position as of the respective dates thereof and its results of operations, retained earnings and cash flows for the periods then ended. True and correct copies of Buyer's Financial Statements are attached hereto as Exhibit "D".

          (b) Buyer has delivered to the Company copies of the financial statements for Buyer attached hereto as Schedule 4.10(b) ("Buyer's Projected Financial Statements"). Buyer's Projected Financial Statements have been prepared by Buyer in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate and represent, to the best knowledge of Buyer, reasonable forecasts as to the future operations and financial performance of Buyer; provided, however, such Buyer Projected Financial Statements do not constitute any representation or warranty, express or implied, as to the future performance of Buyer.

     4.11 Absence of Certain Changes. Except as disclosed on Schedule 4.11, since the date of Buyer's Audited Financial Statements (i) there has not been any change in, or an event or condition that might reasonably be expected to result in any change in, the business, assets, or prospects of Buyer's business or the ownership or operation of Buyer's assets or any material portion thereof that would have a Material Adverse Effect; (ii) Buyer's business has been conducted only in the ordinary course consistent with past practice;
(iii) Buyer has not, in respect of its business, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice;
(iv) Buyer has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) Buyer has not, in respect of its business, taken any of the actions set forth in
Section 5.2. Without limiting the generality of the foregoing, since January 1, 1995: (i) Buyer has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of its business; (ii) Buyer has not entered into any contract, lease, sub-lease, license or sub-license (or series of related contracts, leases, sub-leases, license and sub-licenses) either involving more than $5,000.00 or other than in the ordinary course of its business; (iii) no Person, including Buyer, has accelerated, terminated, modified or cancelled any Contract, lease, sub-lease, license or sub-license (or series of related Contracts, leases, sub-leases, licenses and sub-licenses) involving more than $5,000.00 to which Buyer is a party or by which it may be bound; (iv) Buyer has not permitted or allowed to be imposed upon any of its assets, tangible or intangible, any Lien; (v) Buyer has not made any capital expenditures (or series of related capital expenditures) involving more than $100,000 in the aggregate;
(vi) Buyer has not made any capital investment in, any loan to, or any acquisition of, the securities or assets of any other Person (or series of related capital investments, loans, or acquisitions); (vii) Buyer has not created, incurred, assumed or guaranteed any Indebtedness (including capitalized lease obligations); (viii) Buyer has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities or obligations;
(ix) Buyer has not cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $5,000.00; (x) Buyer has not declared, set aside or paid any dividend or distribution with respect to any of its equity securities or redeemed, purchased or otherwise acquired any of its equity securities other than in the ordinary course of its business and consistent with past practices; (xi) Buyer has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its property exceeding $5,000.00 as to any one occurrence or $25,000.00 in the aggregate; (xii) Buyer has not made any loan to, or entered into any transaction with, any of its directors, officers, or employees giving rise to any claim or right on its part against such Person or on the part of such Person against it;
(xiii) Buyer has not entered into any employment contracts or collective bargaining agreements, written or oral, or modified the terms of any existing such contracts or agreements; (xiv) Buyer has not granted any increase in the base compensation of any of its directors, officers or employees; (xv) Buyer has not adopted any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life or other insurance, severance or other plan, contract or commitment for any of its directors, officers, or employees or modified or terminated any existing such plan, contract or commitment; (xvi) Buyer has not made any other change in employment terms for any of its directors, officers or employees; (xvii) Buyer has not suffered any shortages of materials or supplies or any casualty that has had, or will have, a Material Adverse Effect; (xviii) Buyer has not made or pledged to make any charitable or other capital contribution other than in the ordinary course of business consistent with past business practices;
(xix) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving Buyer; and (xx) Buyer has not committed to any of the foregoing.

                                   ARTICLE V

                      CONDUCT OF BUSINESS PENDING CLOSING

     The Company covenants and agrees with Buyer and Subsidiary as follows:

     5.1 Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing, the Company (i) shall conduct its business only in the ordinary course consistent with past practice and in material compliance with all Applicable Laws; (ii) shall use its reasonable best efforts to preserve, maintain, and protect its Assets and the Company's business; and (iii) shall use its reasonable best efforts to preserve intact the business organization of the Company's business, to keep available the services of the employees of its business, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with its business.

     5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, the Company shall not, without the prior written consent of Buyer (which consent will not be unreasonably withheld):

               (a) make any material change in the ongoing operations of its Assets or the Company's business;

               (b) except in the ordinary course of business consistent with past practice with respect to the purchase of inventory (including raw materials), create, incur, guarantee, or assume any Indebtedness for borrowed money in respect of the Company's business;

               (c) mortgage or pledge any of its Assets or create or suffer to exist any Encumbrance thereupon;

               (d) (i) enter into, adopt, or (except as may be required by Applicable Law) amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, stock purchase, pension, retirement, deferred compensation, employment, severance, or other Employee Benefit Plan, trust, fund, or other arrangement for the benefit or welfare of any employee of the Company's business; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any employee of the Company's business; (iii) pay to any employee of the Company any benefit not required by any Employee Benefit Plan, trust, fund, or other arrangement as in effect on the date hereof; (iv) pay any bonus to any employee of the Company except for quarterly bonuses paid in the ordinary course of business and consistent with past practice; (v) declare, set aside or pay any dividend or distribution with respect to its Common Stock or other equity securities, or redeem, repurchase, or otherwise acquire any of its Common Stock or other equity securities; or (vi) offer, sell, issue or commit to issue any Shares of Common Stock or securities convertible into or having a right to acquire Common Stock;

               (e) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets, other than inventory and unusable equipment sold in the ordinary course of business consistent with past practice;

               (f) make any capital expenditure or expenditures relating to the Company's business which is in excess of $100,000.00;

               (g) pay, discharge, or satisfy any claims, liabilities, or obligations relating to the Company's business (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the financial statements or incurred since the Latest Balance Sheet in the ordinary course of business consistent with past practice;

               (h) enter into any lease, Contract, agreement, commitment, arrangement, or transaction relating to the Company's business, except in the ordinary course of business consistent with past practice;

               (i) amend, modify, or change any existing lease, Contract, or agreement relating to the Company's business, other than in the ordinary course of business consistent with past practice;


               (j) waive, release, grant, or transfer any rights of value relating to the Company's business, other than in the ordinary course of business consistent with past practice;

               (k) allow the levels of raw materials, work-in-progress, finished goods, supplies, and other materials included in the inventory of the Company's business to vary in any material respect from the levels customarily maintained by the Company in the ordinary course of business consistent with past practice;

               (l) permit any current insurance or reinsurance policy to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies, or liabilities of the Company's business, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to Buyer;

               (m) change any of the accounting principles or practices used by it relating to the Company's business, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing by the Company to Buyer; or

               (n) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1       Management Incentive Bonus.

     Buyer shall cause the Surviving Corporation to institute a management incentive plan for key employees of the Surviving Corporation to be selected by Buyer and the Surviving Corporation, the terms and conditions of which shall be set forth on an exhibit to be attached to the Employment Agreements of such of the employees who will be participants therein.

     6.2       Access to Information; Confidentiality.

               (a) Between the date hereof and the Closing, the Company and Buyer (i) shall give each other and their authorized representatives reasonable access to all employees, all offices, warehouses, and other facilities, and all books and records relating to their respective businesses, (ii) shall permit each other and their authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause their officers to furnish the other and their authorized representatives with such financial and operating data and other information with respect to the their respective business as each may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of any party contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the party providing access and information shall have the right to have a representative present at all times. Each party shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreements heretofore entered into (collectively the "Confidentiality Agreements").

               (b) Each party acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Assets, Intellectual Property, the Company's business, Buyer or Buyer's business (collectively the "Confidential Information") were disclosed to or utilized on behalf of any Person which is in competition with the Company, Buyer or Subsidiary. Accordingly, each party covenants and agrees with the other that it will not, directly or indirectly, without the prior written consent of the other, disclose any of such Confidential Information from and after the date hereof, except to its authorized representatives; provided, however, that Confidential Information shall not be deemed to include information which (i) was or becomes generally available to the public other than as a result of an unauthorized disclosure, or (ii) was or becomes available on a nonconfidential basis from a source other than the recipient of such information, provided that such source is not known by the provider of such information to be bound by a confidentiality agreement with respect to such Confidential Information. Notwithstanding the foregoing provisions of this paragraph, each party and its Affiliates may disclose any Confidential Information to the extent that, in the opinion of its counsel, such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with the other party regarding such disclosure and provided further that such person discloses only that portion of such Confidential Information as is legally required.

     6.3 Acquisition Proposals. Unless this Agreement shall have terminated in accordance with Section 9.1, neither the Company, any Affiliate or any director, officer, employee, or representative of the Company or any of their Affiliates shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with any Person that is considering making or has made an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to the Company all confidential information heretofore furnished to such Person by or on behalf of the Company. The term "Acquisition Proposal", as used in this Section, means any offer or proposal for, or any indication of interest in, the acquisition of all or substantially all of the Assets of the Company or the Shares of Common Stock of the Company, other than the transactions contemplated or expressly permitted by this Agreement.

     6.4 Third Party Consents. The Company and Buyer shall use their reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including

Governmental Entities) that are necessary, required or deemed by the Company or Buyer to be desirable to enable consummation of the transactions as contemplated by this Agreement.

     6.5       Employment Agreements; Consulting Agreements.

               (a) Buyer shall enter into an employment agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing with each of the persons identified on Schedule 6.5 (a) pursuant to which Buyer shall agree to employ each of such persons for the period and on the terms set forth therein. The Employment Agreement shall be substantially in the form of Exhibit "E" hereto.

               (b) Buyer shall enter into a Consulting Agreement (the "Consulting Agreement") at (and subject to the occurrence of) the Closing with each of the persons identified on Schedule 6.5(b) pursuant to which Buyer shall agree to hire each of such persons as a consultant to Buyer. The Consulting Agreement shall be substantially in the form of Exhibit "F" attached hereto.

     6.6 Non-competition Agreements. Each of the Shareholders identified on Schedule 6.6 shall enter into a non-competition agreement (the "Non-Compete Agreement") with Buyer at (and subject to the occurrence of) the Closing. The Non-Compete Agreement shall be in substantially the form attached hereto as Exhibit "G".
        ===

     6.7 Public Announcements. Without the written consent of the Company and Buyer, Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement with respect thereto.


     6.8 Notification of Certain Matters. The Company shall give prompt notice to Buyer of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of the Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by the Company hereunder. Buyer shall give prompt notice to the Company of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of Buyer or Subsidiary to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Buyer or Subsidiary hereunder. The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII and VIII, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.9 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for all purposes of determining whether the conditions set forth in Sections 7.1 and
8.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.10 Fees and Expenses. Buyer and the Company shall each be responsible for their own fees and expenses incurred in connection with the transactions contemplated by this Agreement. If such transactions are consummated, Buyer agrees to pay not more than $500,000.00 of the fees and expenses of the Company, including the fee to Kenneth T. White, Jr. If the transactions contemplated by this Agreement are not consummated, the provisions of paragraph 10 of the Letter of Intent shall govern, except that the amount payable by a Defaulting Party to a Non-Defaulting Party to cover the fees and expenses of the Non-Defaulting Party shall be $1,000,000.

     6.11 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation as provided in Section 10.1 hereof.

     6.12 Hart-Scott-Rodino. As promptly as practicable, and in any event within ten (10) Business Days following the execution and delivery of this Agreement by the parties, the Company and the Buyer shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, the filing fees for which shall be borne one-half (1/2) by the Company and one-half (1/2) by Buyer; the Company and Buyer shall, or shall cause their ultimate parents to, request early termination of the waiting period thereunder; and the Company and Buyer shall, or shall cause their ultimate parents to, respond with reasonable diligence to any request for additional information made in response to such filings. As promptly as practicable, and in any event within ten (10) business days, following the execution and delivery of this Agreement by the parties, the Company and Buyer shall prepare and file any other application, report, or other filing required to be submitted to any other governmental authority in connection with the transactions contemplated hereby.

     6.13 Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     6.14 Shareholders' Agent. C. Monroe Hunt, Joseph F. Zolkowski, Gentry Bruce Davenport and Cecil D. Whiteside shall act as agent ("Shareholders' Agent") for the Shareholders of the Company for purposes of this Agreement and shall act and perform such duties in accordance with the terms of this Agreement. Shareholders' Agent shall have the exclusive right and power to represent, act on behalf of, waive or modify and negotiate settlements of all matters on behalf of Shareholders which may arise before or after the Closing Date in connection with the transactions contemplated by this Agreement. Shareholders shall be bound by any such settlements, representations, actions, waivers or modifications, or other matters agreed to by Shareholders' Agent. Delivery or disclosure to Shareholders' Agent of any documents, reports, information, notices or communications permitted or required to be furnished to Shareholders pursuant to this Agreement shall be deemed for all purposes of this Agreement to have been, or to be furnished to all of Shareholders by delivery to Shareholders' Agent. Buyer shall have no obligation to question the authority of Shareholders' Agent and shall have no liability to any Shareholder or Shareholders' Agent for any action taken in good faith in reliance on or in accordance with written instructions from Shareholders' Agent. In the event one or more of the original Shareholders' Agent named herein shall resign, die, or be unable to act or continue to act or refuse to act as Shareholders' Agent, a majority of Shareholders (determined by ownership of Shares of Common Stock of the Company) or their successors, assigns, or personal representatives shall designate a successor to serve as a Shareholders' Agent. The successor Shareholders' Agent shall have all of the rights and powers as the Shareholders' Agent herein conferred upon the original Shareholders' Agent. It is specifically agreed that Buyer shall only be required to deal with Shareholders' Agent and not with any of the Shareholders individually. Specifically, but without limiting the generality of the foregoing, Buyer shall not be required to furnish any reports or information to, give any notices to, or obtain any consents from, any Shareholders. In addition, except to the extent that Shareholders' Agent is prevented or prohibited from doing so and except as otherwise provided herein, only Shareholders' Agent shall have the right or power to exercise any of the rights or remedies provided for herein or in any of the Ancillary Agreements which may be exercised or undertaken by Shareholders. Accordingly, no Shareholders shall be entitled to exercise any rights or remedies unless and to the extent that Shareholders' Agent is prevented or prohibited from doing so. Buyer may rely and shall be protected in acting or refraining from acting upon any certificate, statement, notice, request, direction or consent received by Buyer from Shareholders' Agent, and Buyer shall have no duty or obligation to determine whether any Shareholder or other person has consented to any such communication to Buyer from Shareholders' Agent.

     6.15 Approvals. The Company will call a special meeting of its Shareholders as soon as reasonably practicable in order that the Shareholders may consider and vote upon the adoption of this Agreement, the approval of the Merger in accordance with the Georgia Code and the consummation of the other transactions contemplated hereby. Each of the individuals identified as a Designated Shareholder on the signature pages hereto, as evidenced by execution of this Agreement, covenants and agrees that he (i) has reviewed and approved this Agreement, (ii) will make an affirmative recommendation to the Shareholders to adopt this Agreement, to approve the Merger and to approve the consummation of the other transactions contemplated hereby, (iii) will vote in favor of the adoption of this Agreement, will vote to approve the Merger and will vote to approve the consummation of the other transactions contemplated hereby, and (iv) at or prior to the Closing, will execute such of the exhibits to this Agreement as are applicable to them, including the Non-Compete Agreements.

     6.16      Other Corporate Action.

               (a) Prior to Closing, the Company shall, at the request of Buyer, cause each of its subsidiaries to merge with and into the Company.

               (b) Prior to Closing, Buyer shall cause Subsidiary to join in this Agreement and to otherwise be bound by the terms and provisions hereof which are applicable to Subsidiary.

Each of the members of the Board of Directors of the Company, as evidenced by the execution of this Agreement, covenants and agrees that he will not vote at any meeting of the Board of Directors of the Company to condition the submission to the Shareholders of the proposed Merger on any basis which will require more than a majority of all of the votes entitled to be cast on the question of whether to approve the Merger (including the Plan of Merger) and the consummation of the other transactions contemplated hereby.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                           AND SHAREHOLDERS TO CLOSE

     The obligations of the Company and Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties True. All the representations and warranties of Buyer or Subsidiary contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     7.2 Covenants and Agreements Performed. Buyer and Subsidiary shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     7.3 Certificate. The Company shall have received a certificate executed by the President of Buyer and Subsidiary, dated the Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled and that neither Buyer nor Subsidiary is in breach of any provisions of this Agreement.

     7.4 Opinion of Counsel. The Company shall have received an opinion of Jackson & Walker, L.L.P., legal counsel to Buyer and Subsidiary, dated the Closing Date, in form and substance satisfactory to the Company and Shareholders and their counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Buyer and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion.

     7.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.6 Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection from any of the relevant federal authorities.

     7.7 Other Documents. Each of the certificates, instruments, documents and payments listed below shall have been received by the Company or other indicated recipient:

               (a) An executed copy of the Plan of Merger and Certificate of Merger to the extent required;

               (b) An Employment Agreement executed by Buyer shall have been delivered to each of the persons identified on Schedule 6.5(a) hereto and a Consulting Agreement executed by Buyer shall have been delivered to each of the persons identified on Schedule 6.5(b) hereto.

               (c) Buyer shall have executed a Non-Compete Agreement with respect to each of the Designated Shareholders.


               (d) A copy of the resolutions of the Boards of Directors of Buyer and Subsidiary authorizing the execution, delivery, and performance by Buyer and Subsidiary of this Agreement, certified by the secretary or an assistant secretary of Buyer and Subsidiary.

               (e) Executed copies of all consents and approvals of third parties required to be obtained by Buyer or Subsidiary for the consummation of the transactions contemplated hereby.

               (f) Certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas, each dated not more than 15 days prior to the Closing Date, as to the legal existence and good standing of Buyer under the laws of such state.

               (g) A certificate from the appropriate governmental official, dated not more than fifteen (15) days prior to the Closing Date, as to the legal existence and good standing of Subsidiary under the laws of such State.

               (h) Such other certificates, instruments, and documents as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

               (i)  The Purchase Price.

               (j) Buyer shall have executed a copy of the Escrow Agreement.

     7.8 Approval of Counsel to the Company. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Vinson & Elkins, legal counsel to the Company.

                                  ARTICLE VIII

           CONDITIONS TO OBLIGATIONS OF BUYER AND SUBSIDIARY TO CLOSE

     The obligations of Buyer and Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     8.1 Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation or warranty shall have been true and correct as of such specified date.

     8.2 Covenants and Agreements Performed. The Company (and the Shareholders and the Board of Directors of the Company to the extent required by this Agreement) shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

     8.3 Certificate. Buyer and the Subsidiary shall have received a certificate executed by the president and the chief financial officer of the Company, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1 and
8.2 have been fulfilled and that neither the Company, any of its Shareholders nor any of its Board of Directors is in breach of any provision of this Agreement.

     8.4 Opinion of Counsel. Buyer and Subsidiary shall have received an opinion of Vinson & Elkins, legal counsel to the Company, dated the Closing Date, in form and substance satisfactory to Buyer and Subsidiary and their counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of the Company and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion. To the extent the foregoing opinion concerns the laws of any jurisdiction other than Texas, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Buyer and Subsidiary, admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance reasonably satisfactory to Buyer and Subsidiary, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

     8.5 Joinder Agreement. The Shareholders of the Company shall each execute and deliver to Buyer, at or prior to Closing, an agreement substantially in the form of Exhibit "H" attached hereto (the "Joinder Agreement").

     8.6 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.7 Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection of any of the relevant federal authorities.

     8.8 Consents; Estoppel Certificates. All consents and approvals of third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing. Buyer shall also have received estoppel or other certificates of confirmation or assurance reasonably satisfactory to it from the appropriate landlords, lessors, or other persons with respect to (i) the Leases described on Schedule 3.12(b),
(ii) the Personalty Leases described on Schedule 3.13(c), (iii) the Permits described on Schedule 3.16, and (iv) the Contracts described on Schedule 3.18.

     8.9 No Material Adverse Change. Since the Latest Balance Sheet, there shall not have been any Material Adverse Change in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company's business or the ownership or operation of the Assets, or any material portion thereof.

     8.10 Financing. Buyer shall have obtained financing for the transactions contemplated by this Agreement in such amount and on such conditions as are reasonably satisfactory to Buyer.

     8.11 Due Diligence. The due diligence conducted by Buyer and its representatives in connection with the proposed transactions contemplated hereby shall not have caused Buyer or its representatives to become aware of any material facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company's business or the Assets which, in the good faith judgment of Buyer, make it inadvisable for Buyer to proceed with the consummation of the transactions contemplated hereby.

     8.12 Other Documents. Buyer shall have received the certificates, instruments, documents and payments listed below:

               (a) Executed copy of the Plan of Merger and Certificate of Merger to the extent required;

               (b) The Employment Agreements and Consulting Agreements executed by the persons identified on Schedule 6.5(a) and Schedule 6.5(b), respectively.

               (c) The Non-Compete Agreements executed by the Designated Shareholders.

               (d) A Joinder Agreement executed by each of the Shareholders of the Company.

               (e) Executed copies of all consents and approvals of third parties required to be obtained by or on the part of the Company and the Shareholders for the consummation of the transactions contemplated hereby.

               (f) Certificates from the appropriate governmental authorities of the State of Georgia, each dated not more than fifteen (15) days prior to the Closing Date, as to the legal existence and good standing of the Company under the laws of such state.

               (g) Certificates from the appropriate governmental authorities of the states listed on Schedule 3.1 as to the due qualification or licensing of
                     ------------
the Company to do business in such states, dated not more than fifteen (15) days prior to the Closing Date.

               (h) Such other certificates, instruments, and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

               (i) Delivery to the Company of all of the Shares of Common Stock of the Company for cancellation pursuant to the provisions of Section 1.4 hereof.

               (j) The Escrow Agreement executed by the Escrow Agent and the Shareholders' Agent.

     8.13 Approval of Counsel to Buyer. All legal matters in connection with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Jackson & Walker, L.L.P., legal counsel to Buyer and Subsidiary.

     8.14 Environmental Review. The receipt of an environmental review, satisfactory to Buyer, with respect to the matters referred to in Section 3.24 hereof.

     8.15 Termination of the ESOP and Stock Option Plans. The Company shall have taken action to terminate the Company's Employee Stock Ownership Plan (the "ESOP") and Employee Stock Ownership Trust established pursuant to the provisions of the ESOP, as well as the Company's Incentive Stock Option Plan (the "ISO Plan") and Non-Statutory Stock Option Plan (the "Non-Statutory Plan"). Each option granted under the ISO Plan or the Non-Statutory Plan shall have been exercised or cancelled pursuant to Section 1.3(b) hereof and all benefits, whether or not vested, shall have been cancelled and the Company shall have provided evidence to Buyer that no portion of said benefits has been paid or accrued on the books of the Company. Each option granted under such Plans shall have been exercised or canceled pursuant to Section 1.3(b) hereof.

     8.16 Cancellation of $500,000 Bonus. The Company shall have cancelled the $500,000 bonus declared and accrued prior to January 1, 1995 and shall have provided evidence to Buyer that no portion of said bonus has been paid or accrued on the books of the Company.

     8.17 Cancellation of Stock Appreciation Rights. The Company shall have cancelled each of the stock appreciation rights granted pursuant to the Company's Non-Statutory Plan and shall have provided evidence to Buyer that such stock appreciation rights have been cancelled and are of no further force or effect and that no portion of such stock appreciation rights have been paid pursuant to the terms thereof or accrued on the books of the Company.

     8.18 Termination of Shareholders Agreement. The parties to that certain Shareholders Agreement entered into on June 27, 1979 as thereafter amended shall have been terminated and shall be of no further force or effect and shall have provided evidence to Buyer of such termination.

     8.19 Liquidation of Subsidiaries. Each of the Company's subsidiaries (other than Delta-Tech, Inc.) shall, prior to Closing, have been merged with and into the Company with the Company being the surviving corporation.

     8.20 Payment of Inter-Company Debt. All inter-company debt owing by any of the Company's subsidiaries to the Company shall have been repaid in full prior to Closing.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT, AND WAIVER

     9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

               (a) by mutual written consent of the Company and Buyer; or

               (b) either by the Company or by Buyer, if the Closing Date shall not have occurred on or before August 1, 1995, unless such failure to close shall be due to a breach of this Agreement by the party or parties seeking to terminate this Agreement pursuant to this clause (b); or

               (c) either by the Company or by Buyer, if there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable.

     9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by the Company or by Buyer, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the Confidentiality Agreements, the agreements contained in this Section, Section 6.10, and Article XII shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

     9.4 Waiver. The Company, on the one hand, and Buyer and Subsidiary, on the other hand, may (i) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other party or parties with any of the other party's or parties' agreements or fulfillment of any conditions to its or their own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     9.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties as to which there is no inaccuracy or breach.

                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS;
                                INDEMNIFICATION

     10.1 Survival. All representations, warranties, covenants and agreements of the parties hereto contained in this Agreement, in any of the Ancillary Agreements or in any certificates, instruments or documents delivered pursuant hereto or thereto shall survive the Closing, and continue in full force and effect until the first anniversary of the Closing Date (the "Survival Date"), regardless of any investigation or "due diligence" performed or made by or on behalf of any Indemnified Party prior to the Closing Date or any actual knowledge of an Indemnified Party prior to the Closing Date with respect to any matter as to which indemnification is sought. From and after the Survival Date, no party hereto shall be under any liability whatsoever pursuant to this Article X with respect to any matter for which indemnification may be sought, except with respect to matters for which notice has received in accordance with the provisions of this Article X. No party hereto shall have any indemnification obligation pursuant to this Article X with respect to any matter for which indemnification may be sought unless before the applicable Survival Date, it (the "Indemnifying Party") shall have received from the party seeking indemnification (an "Indemnified Party") written notice as to the matter or matters for which indemnification is sought. The notice (a "Notice of Claim") to be provided by the Indemnified Party to the Indemnifying Party shall be provided promptly and in any event, within thirty (30) calendar days after receiving any written notice from a third party; provided, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is materially prejudiced thereby.

     10.2 Indemnification by Shareholders. Subject to the terms and provisions of this Article X, the Shareholders shall, to the extent of the Cap Amount (as defined in Section 10.6(b)) hereof, defend, indemnify and hold Buyer and Subsidiary, and their respective officers, directors, shareholders, employees and agents and its and their respective successors, assigns, heirs, executors, administrators, receivers, trustees and other legal representatives (collectively the "Buyer Group") harmless at all times from and after the Closing Date immediately on demand against and in respect of any Damages incurred, sustained, suffered by or resulting to the Buyer Group, or any of them, arising out of, resulting from, incurred in connection with, or sustained as a result of:

               (i) any inaccurate representation made by or on behalf of the Company in, or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

               (ii) any breach of any warranty made by or on behalf of the Company in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

               (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by the Company or Shareholders in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of the Shareholders in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto; or

               (iv) any breach or violation prior to the Effective Time of any agreement, contract or understanding between a third party, the Company and/or any of Shareholders or any of their agents or affiliates, or a breach of any fiduciary or other duty owed to such third party by the Company and/or any of Shareholders or any of their agents or affiliates; or

               (v) any other actions, inactions, deeds or courses of conduct of the Company and/or Shareholders or any other Persons acting on their behalf.

     10.3 Indemnification by Buyer. Subject to the terms and conditions of this Article X, Buyer agrees to defend, indemnify and hold the Shareholders harmless at all times from and after the Closing Date immediately on demand, against and in respect of any Damages incurred, sustained, suffered by or resulting to the Shareholders, or any of them, arising out of, resulting from, incurred in connection with or sustained as a result of:

               (i) any inaccurate representation made by or on behalf of Buyer or Subsidiary in, or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

               (ii) any breach of any warranty made by or on behalf of Buyer or Subsidiary in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

               (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by Buyer or Subsidiary in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of the Buyer or Subsidiary in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto; or

               (iv) any breach or violation of any agreement, Contract or understanding between a third party and Buyer or Subsidiary or any of their agents or affiliates, or a breach of any fiduciary or other duty owed to such third party by Buyer or Subsidiary or any of their agents or affiliates; or

               (v) any other actions, inactions, deeds or courses of conduct of Buyer or any other Persons acting on its behalf.

     10.4 Procedure for Indemnification. If and whenever an Indemnified Party desires to claim indemnification for any of the matters for which indemnification may be sought pursuant to the provisions of this Article X, such Indemnified Party shall deliver to the Indemnifying Party a Notice of Claim specifying each of the matters for which indemnification is sought. Upon receiving the Notice of Claim, the Indemnifying Party shall have the right, exercisable at any time during a ten (10) Business Day period from the day of the receipt of the Notice of Claim, to elect to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at its expense, or at the election of the Indemnifying Party, exercisable at any time within such ten (10) Business Day period, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought, through counsel of its own choosing and at the expense of the Indemnifying Party. If the Indemnifying Party does not make either of the elections called for by this Section 10.4 within said 10 day period, or to the extent the Indemnifying Party fails to make such election, then and in that event, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at the expense of the Indemnifying Party. Any Indemnified Party shall be entitled to be represented by its own counsel at its own expense irrespective of any elections made herein as to the appointment of counsel by the Indemnifying Party. If any action or claim for which indemnification is sought is asserted both against the Indemnifying Party and the Indemnified Party, and in good faith it is determined there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Party, regardless of the number of Indemnified Parties. The Indemnified Party will not consent to the entry of a judgment or enter into any agreement with respect to any matter for which indemnification is sought without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably). The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter for which indemnification is sought or enter into any settlement with respect thereto which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). All attorneys and other representatives employed by the Indemnifying Party shall be subject to approval by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

     10.5 Dispute as to Right of Indemnification. In the event the question of the right to indemnification is submitted to a court of competent jurisdiction for determination, all attorneys' fees and other costs and expenses in litigating the question of the right of an

Indemnified Party to indemnification shall be awarded to the prevailing party and against the party against whom such determination is rendered.

     10.6      Indemnification Cap and Deductible.

               (a) Shareholders shall not be liable for any claim for indemnification pursuant to the provisions of this Article X for any matter for which indemnification is sought unless and until, and only to the extent that, the aggregate amount of Damages of the Buyer Group exceeds $100,000.00 (the "Deductible").

               (b) At the Closing, the Shareholders shall deposit with the Escrow Agent pursuant to an Escrow Agreement in the form of Exhibit "I" out of the Purchase Price the sum of $1,700,000.00 in cash, which together with any interest thereafter accrued thereon is herein referred to as the "Cap Amount". Neither Buyer nor the Shareholders shall be liable for Damages with respect to any matter for which indemnification may be sought in excess of the Cap Amount. At such time as the Damages of the Buyer Group with respect to any matter for which indemnification may be sought by the Buyer Group under this Article X is agreed upon or is finally determined by a court of competent jurisdiction, the Escrow Agent shall pay to the Buyer Group such portion or portions of the Cap Amount to which the Buyer Group is entitled. The Buyer Group shall not be entitled to any portion of the Cap Amount unless and until it shall have been determined that a member of the Buyer Group is entitled to the Cap


Amount or a portion thereof and the Shareholders' Agent shall have agreed in writing to the validity of the claim with respect to the matter for which indemnification is sought and the amount of the requested payment to the Buyer Group from the Cap Amount or such matter shall have been finally determined by a court of competent jurisdiction and a copy of the written opinion or order with respect thereto shall have been delivered to the Escrow Agent.

               (c) Redress under the indemnity provisions contained in this
Article X shall be the exclusive remedy available to the parties hereto for the matters covered by such provisions.

               (d) Immediately following the Survival Date, the remaining portion of the Cap Amount not theretofore paid or distributed to or for the benefit of a member of the Buyer Group shall be distributed by the Escrow Agent to the Shareholders' Agent for distribution to Shareholders in accordance with their ownership interests therein; provided however, that the Escrow Agent shall continue to hold and not distribute to the Shareholders' Agent such remaining portion of the Cap Amount sufficient to cover Damages of the Buyer Group with respect to any amount for which indemnification may be sought and for which notice was given prior to the Survival Date.

                                   ARTICLE XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All statements of fact, representations and warranties, covenants, certificates, schedules, letters, documents or other instruments delivered by or on behalf of any party hereto to the other pursuant to the terms of this Agreement shall be deemed to be representations and warranties under this Agreement, shall be deemed made both at the date made and at the Closing Date and all of same shall (notwithstanding any exception, examination or audit made by any person) survive the Closing Date and remain in full force and effect and unimpaired until the Survival Date.

                                  ARTICLE XII

                      FAILURE TO CLOSE BECAUSE OF DEFAULT

     12.1 Company Default: In the event that the Closing is not consummated on or before August 1, 1995 (the "Cut-Off Date"), by virtue of a default made by the Company in the observance or in the due and timely performance of any of the covenants or agreements herein contained to be performed by the Company, any member of its Board of Directors or any of the Designated Shareholders, the Company shall pay Buyer the amount provided for in Section 6.10 hereof. Buyer shall also be entitled, at its election, to specific performance of any of the agreements contained in Section 9.2 hereof or to exercise any other legal or equitable remedies to which it may otherwise be entitled with respect to enforcement of such agreements.

     12.2 Buyer's or Subsidiary's Default: In the event that the Closing is not consummated on or before the Cut-Off Date, through no fault of the Company, its Board of Directors, or the designated Shareholders and by virtue of the default of Buyer or Subsidiary in the due and timely performance of any of the covenants or agreements herein contained to be performed by Buyer or Subsidiary, Buyer shall pay the Company the amount provided for in Section 6.10 hereof.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          If to Buyer:

          (Until June 15, 1995)
          Kevco, Inc.
          2501 Parkview Drive, Suite 560
          Fort Worth, Texas 76102
          Attention:  Gerald E. Kimmel, Chairman of the Board and President

          (After June 15, 1995)
          Kevco, Inc.
          University Centre I
          Suite 200
          1300 South University
          Fort Worth, Texas 76107

          with a copy to:

          Richard S. Tucker
          Jackson & Walker, L.L.P.
          777 Main Street, Suite 1800
          Fort Worth, Texas 76102

          If to the Company:

          Service Supply Systems, Inc.
          2501 East 13th Avenue
          P.O. Box 749
          Cordele, Georgia 31015

          with a copy to:

          Robert H. Whilden, Jr.
          Vinson & Elkins
          Suite 2500
          1001 Fannin Street
          Houston, Texas 77002-6760

          If to Shareholders:

          Shareholders' Agent
          2501 East 13th Avenue
          P.O. Box 749
          Cordele, Georgia 31015

     13.2 Place of Performance. This Agreement and all obligations hereunder are fully performable in Fort Worth, Tarrant County, Texas which shall be the jurisdiction of all claims, disputes, or other matters arising under or pursuant to this Agreement, and where venue shall lie. This Agreement has been delivered at and the transfers contemplated by this Agreement have been consummated in Fort Worth, Tarrant County, Texas. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the internal substantive laws, not the law of conflicts, of the State of Texas and Georgia, respectively.

     13.3 Captions. The captions used herein are for administrative and convenience purposes only and shall not be construed in interpreting this Agreement.

     13.4 Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

     13.5 Invalidity. If any portion of this Agreement shall be held invalid or inoperative, then so far as reasonable and possible:

               (1) The remainder of this Agreement shall be considered valid and operative; and

               (2) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     13.6 Amendment. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "amendment" to the Agreement.

     13.7 Waiver. The failure of any party to insist in one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligation of any party with respect thereto shall continue in full force and effect.

     13.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

     13.9 Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that such other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach of attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

     13.10 Attorneys' Fees. If any action at law or in equity, including any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

     13.11 Time of Essence. Time shall be of the essence of this Agreement and the Ancillary Agreements and through the term of this Agreement and the Ancillary Agreements.

     13.12 Binding Effect. This Agreement and the Ancillary Agreements and schedules attached hereto, as well as all covenants, agreements, representatives, warranties or obligations contained in any of same shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns (if permitted), receivers, trustees or other legal representatives. Buyer shall have the right to assign this Agreement and all rights, remedies or privileges or benefits hereunder to any other person or legal entity.

     13.13 Entire Agreement. This Agreement (and the exhibits and schedules attached hereto) contains the entire agreement between the parties hereto with respect to the within subject matter and supersedes any and all prior agreements, whether written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    COMPANY:

                                    SERVICE SUPPLY SYSTEMS, INC.


                                    By: /s/ C. Monroe Hunt
                                        ---------------------------------------
                                        Its President

/s/ C. Monroe Hunt
- ----------------------------------------
C. Monroe Hunt,
Designated Shareholder & Director

/s/ Joseph F. Zolkowski
- ----------------------------------------
Joseph F. Zolkowski,
Designated Shareholder & Director

/s/ Gentry Bruce Davenport
- ----------------------------------------
Gentry Bruce Davenport,
Designated Shareholder & Director

/s/ Cecil D. Whiteside
- ----------------------------------------
Cecil D. Whiteside,
Designated Shareholder & Director

/s/ Dan Russell Hardin
- ----------------------------------------
Dan Russell Hardin, Designated Shareholder

                              SHAREHOLDERS' AGENT:

                              /s/ C. Monroe Hunt
                              --------------------------------------------------
                              C. Monroe Hunt

                              /s/ Joseph F. Zolkowski
                              --------------------------------------------------
                              Joseph F. Zolkowski

                              /s/ Gentry Bruce Davenport
                              --------------------------------------------------
                              Gentry Bruce Davenport

                              /s/ Cecil D. Whiteside
                              --------------------------------------------------
                              Cecil D. Whiteside


                              BUYER:

                              KEVCO, INC.


                              By: /s/ Jerry E. Kimmel
                                  ----------------------------------------------
                                  Its:   Chairman of the Board
                                         and President

                      SIGNATURE PAGE/JOINDER OF SUBSIDIARY

                                    EXHIBITS
                                    --------



     A.   Plan of Merger

     B.   Form of Letter of Transmittal

     C.   Financial Statements

     D.   Buyer's Financial Statements

     E.   Employment Agreement

     F.   Consulting Agreement

     G.   Non-Compete Agreement

     H.   Joinder Agreement

     I.  Form of Escrow Agreement

                                      -3-